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                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT
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     EMPLOYMENT AGREEMENT (the "Agreement") entered into as of
January 1, 2001, by and between Orthovita, Inc., a Pennsylvania corporation (the "Company"), and David S. Joseph, an employee of the Company ("Joseph").

     WHEREAS, the Company wishes to continue to employ Joseph as its Chairman and as a member of its board of directors, and to elect Joseph as its Chairman as provided in Section 1.2 herein, and both parties desire to extend the December 31, 1999 employment agreement (the "Employment Agreement") upon the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.0   Employment.  The Company hereby continues to employ Joseph as its
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Chairman under the terms of the Employment Agreement.  Joseph hereby accepts such employment and agrees to perform his duties and responsibilities, in accordance with terms, conditions and provisions set forth therein with the following changes:

     1.1  Employment Term.  The Employment Term shall continue in effect through
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December 31, 2001 and on or about September 30, the parties shall meet to discuss the contract if any, for 2002.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.



ORTHOVITA, INC.


By:  /s/ Howard Salasin             /s/ David S. Joseph
     ------------------             -------------------
     Director and                   David S. Joseph
     Member of Compensation         Chairman
     Committee